Exhibit (21)



                        Venturian Corp. and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 2000



The Company's subsidiaries are:


                                                             State or Other
                                                         Jurisdiction in which
         Name                                          Incorporated or Organized
         ----                                          -------------------------

Napco International Inc.                                  Minnesota

Hopkins Tech Center LLC                                   Minnesota

Napco International Foreign Sales Corporation             U.S. Virgin Islands